                                 LABARGE, INC.

                             CROSS REFERENCE SHEET

                 ITEM NUMBER AND CAPTION                                     PROSPECTUS HEADING
                 -----------------------                                     ------------------

  1. Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus   . . . . . . Facing Page; Cross-Reference Sheet; Outside Front Cover Page

  2. Inside Front and Outside Back Cover Pages of
       Prospectus   . . . . . . . . . . . . . . . . . . . . Inside Front and Outside Back Cover Pages; Available Information

  3. Summary Information, Risk Factors and Ratio of
       Earnings to Fixed Charges  . . . . . . . . . . . . . Investment Considerations

  4. Use of Proceeds  . . . . . . . . . . . . . . . . . . . Not Applicable

  5. Determination of Offering Price  . . . . . . . . . . . Not Applicable

  6. Dilution   . . . . . . . . . . . . . . . . . . . . . . Not Applicable

  7. Selling Security Holders   . . . . . . . . . . . . . . Selling Security Holders

  8. Plan of Distribution   . . . . . . . . . . . . . . . . Outside Front Cover Page; Plan of Distribution

  9. Description of Securities to be Registered   . . . . . Outside Front Cover Page; Description of Securities

 10. Interests of Named Experts and Counsel   . . . . . . . Not Applicable

 11. Material Changes   . . . . . . . . . . . . . . . . . . Recent Developments

 12. Incorporation of Certain Information by Reference  . . Incorporation of Certain Information by Reference

 13. Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities   . . . . . . . . . . Not Applicable


PROSPECTUS

===============================================================================

                                 300,000 SHARES

                                 LABARGE, INC.

                                  COMMON STOCK

===============================================================================

     This Prospectus relates to the offer and resale of up to 300,000 shares (the "Shares") of common stock, par value $.01 per Share (the "Common Stock"), of LaBarge, Inc. ("LaBarge" or the "Company"). The Shares may be offered for resale by Sanwa Business Credit Corporation (the "Selling Stockholder") from time to time in transactions on the American Stock Exchange, in privately negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Security Holder" and "Plan of Distribution."

     None of the proceeds from the sale of the Shares by the Selling Stockholder will be received by the Company. The Selling Stockholder will bear all expenses with respect to the offering and resale of the Shares offered for resale hereby except the costs associated with registering such Shares under the Securities Act of 1933, as amended, and preparing and printing this Prospectus.

     The Selling Stockholder acquired the Shares from the Company upon exercise of a Warrant at a purchase price of $3.00 per Share on May 28, 1996.

     The Common Stock is listed on the American Stock Exchange under the symbol "LB". The last reported sales price of the Common Stock on July 22, 1996 was $6.875 per Share.

     See "Investment Considerations" for a discussion of certain material factors that should be considered in connection with an investment in the Common Stock offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is _________, 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 500 West Madison, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information may also be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities, regional offices and the offices of the American Stock Exchange.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-5761) are incorporated in this Prospectus by reference:

    (1) The Company's Annual Report on Form 10-K for its fiscal year ended July 2, 1995;

    (2) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended October 1, 1995, December 31, 1995 and March 31, 1996;

    (3) The Company's Current Report on Form 8-K dated May 28, 1996 and Amendment No. 1 thereto dated July 22, 1996;

    (4) The Company's Proxy Statement dated September 20, 1995, relating to the Annual Meeting of Stockholders held on October 26, 1995.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus (not including exhibits to such information unless such exhibits are specifically incorporated by reference in such information). Such requests should be directed to: LaBarge, Inc., 707 North Second Street, St. Louis, Missouri 63102, Attention Secretary, telephone number (314) 231-5960.

                                  THE COMPANY

    The Company engineers, manufactures, tests and sells sophisticated electronic control systems and devices and complex interconnect assemblies under contract with its customers. Markets for the Company's products are: defense electronics, telecommunications, medical equipment, aerospace, geophysical/energy and various other commercial/industrial markets. The Company's manufacturing facilities are located in Arkansas, Missouri, Oklahoma and Texas. The Company employs approximately 710 people.

                           INVESTMENT CONSIDERATIONS

    Investors in the Common Stock offered hereby should carefully consider the following investment considerations, in addition to all of the other information appearing or incorporated by reference in this Prospectus, in connection with an investment in the Common Stock.

DEPENDENCE ON DEFENSE INDUSTRY

    Approximately 59%, 58% and 52.7%, respectively, of the total sales by the Company in fiscal 1994 and 1995 and the nine months ended March 31, 1996, were made directly or indirectly to the Federal government for use in defense and aerospace products. A substantial portion of sales to the Federal government is pursuant to long-term contracts containing cancellation and termination provisions. Future business with the Federal government will depend to a large extent on political considerations such as Federal budgets and allocation of funds generally to defense and aerospace projects, and, in particular, to projects requiring electronics capabilities within the Company's competence.

    Cutbacks in defense spending have and will continue to affect the level of the Company's sales to the defense industry, and further cutbacks could have a material adverse effect on the Company's business.

DEPENDENCE ON KEY CUSTOMERS

    In fiscal 1995, sales to 7 customers represented 75% of the Company's total sales revenue; sales to Lockheed Martin Corporation accounted for approximately $20.7 million (33.5%); General Electric, approximately $7.7 million (12.4%) and United Defense, approximately $5.9 million (9.6%). In the nine months ended March 31, 1996, sales to 7 customers represented 70.8% of the Company's total sales revenue; sales to Lockheed Martin Corporation accounted for approximately $15.1 million (30.5%); Northern Telecom, approximately $8.5 million (17.1%); General Electric, approximately $2.7 million (5.4%); and the U.S. Government, approximately $2.6 million (5.2%) of sales. LaBarge's business could be adversely affected if one of its larger customers ceased or reduced its business with the Company for any reason.

COMPETITION

    There is intense competition in all of the Company's capability areas. While the Company is not aware of another entity that competes in all of its markets, there are numerous companies, many larger than the Company, which compete in each of these markets. Frequently, the Company's customers have the ability to produce the products contracted to the Company but, because of cost, capacity, engineering capability or other reasons, contract such work to the Company. The principal methods of competition are price, service, quality and reliability, engineering expertise, technical capability and overall project management capability. There can be no assurance the business of LaBarge will not be adversely affected by increased competition.

                              RECENT DEVELOPMENTS

    On June 25, 1996 the Company entered into a new three-year $20 million secured senior lending agreement with Boatmen's National Bank of St. Louis replacing its former $18 million secured lending agreement which expired July 1, 1996. The new facility consists of a $3 million term loan with equal quarterly amortization beginning October 1, 1996 of $.15 million and a $17 million revolving credit facility based on a borrowing base formula against receivables and inventories. The entire facility bears interest at the prevailing prime rate and allows for a portion of the debt to be LIBOR based at an initial rate of 250 basis points over LIBOR. The Company must meet various covenants on a quarterly basis throughout the agreement term, all of which have been met as of June 30, 1996. Availability under the revolver at June 30, 1996 was approximately $15.5 million of which the Company had borrowed $4.9 million. Under the terms of the agreement the Company pays a .375% fee on committed but unused funds.

    A portion of the proceeds of this loan were used to repay the remaining debt owed to Chemical Bank.

                            SELLING SECURITY HOLDER

    The following table sets forth certain information regarding the beneficial ownership of Common Stock by the Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholder may offer the Shares for resale from time to time. See "Plan of Distribution."

    All of the Shares being offered by the Selling Stockholder were acquired by it from the Company at a gross purchase price per Share of $3.00, on May 28, 1996 upon exercise of a warrant (the "Warrant") to purchase Shares from the Company, which Warrant was issued to the Selling Stockholder on May 28, 1992 in connection with the extension to the Company by the Selling Stockholder of a modified credit facility.

    The Company granted the Selling Stockholder in the Warrant the right to demand registration the Shares and, in accordance with a demand for registration made by the Selling Stockholder, the Company has filed with the Commission, under the Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the American Stock Exchange or in privately negotiated transactions.

    The Selling Stockholder represented that it was acquiring the Shares for its own account and not with a view to distributing any of such Shares. In recognition of the fact that investors, even though purchasing Common Stock without a view to distribution, may wish to be legally permitted to sell their Shares when they deem appropriate, the Company has filed with the Commission, under the Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the American Stock Exchange or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement and Prospectus as may be necessary to keep the Registration Statement effective until the Shares are no longer required to be registered for the sale thereof by the Selling Stockholder.

                                                                              Beneficial Ownership
                                                        Number of                After Offering
                                  Number of Shares      Shares           -------------------------------
                                  Beneficially Owned    Being            Number
 Selling Stockholder              Prior to Offering     Offered          of Shares               Percent
 -------------------              ------------------    ---------        ---------               -------

 Sanwa Business Credit            300,000               300,000          0                            0%
 Corporation

    The Selling Stockholder has not held any position, office or other material relationship with the Company or its affiliates within the past three years, except that the Selling Stockholder was for more than the past three years, until June 25, 1996, the Company's primary lender.


                           DESCRIPTION OF SECURITIES

    The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), each of which is described below. On July 10, 1996, 15,601,704 shares of Common Stock were issued and outstanding, excluding shares held in treasury, and no shares of Preferred Stock were outstanding and 303,000 shares of Common Stock were reserved for issuance under various employee benefit plans. The summary description of the capital stock of the Company contained herein is necessarily general and reference should be made in each case to the Restated Certificate of Incorporation and By-Laws of the Company, which are exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

    GENERAL. Subject to the prior rights of the Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefore. Each Share of Common Stock is entitled to one vote on all matters presented to stockholders for a vote. Subject to the prior rights of the Preferred Stock then outstanding, in the event of liquidation, the holders of Common Stock are entitled to receive pro rata any assets distributable to stockholders in the respective share held by them. Holders of Common Stock have no preemptive rights. The outstanding Shares of Common Stock are fully paid and non-assessable.

    SPECIAL VOTE REQUIREMENTS FOR CERTAIN TRANSACTIONS. The Restated Certificate of Incorporation of the Company provides that the affirmative vote of the holders of two-thirds of the Common Stock entitled to vote is required to approve any proposed stockholder action: (a) to sell, exchange, transfer or otherwise dispose of all or substantially all of the Company's property and assets; (b) to dissolve or liquidate the Company; (c) to merge or consolidate the Company with or into another Company; or (d) to amend, alter or delete the provisions described above in the Certificate of Incorporation of the Company.

    DIVIDENDS. The holders of Common Stock are entitled to receive dividends, when and as declared by the Board of Directors of the Company, provided that the Company has funds legally available for the payment of dividends and is not otherwise contractually restricted from the payment of dividends. The Company has not paid cash dividends to its Stockholders since 1984 and does not intend to pay any cash dividends for the foreseeable future. The Company intends to reinvest earnings, if any, for the development and expansion of its business. Future dividend policy will be determined by the Board of Directors of the Company and will depend, among other things, on the Company's earnings, financial condition and capital requirements.

    POSSIBLE EFFECTS OF SPECIAL PROVISIONS. The provisions of the Restated Certificate of Incorporation requiring a two-thirds shareholder vote for the sale or disposition of all or substantially all of the Company's assets, an amendment to the Certificate of Incorporation, dissolution of the Company, and the merger of the Company, could be deemed anti-takeover measures. This is because such provisions could permit the owners of a minority (i.e. one-third) of the Company's Common Stock to prevent an action favored by the majority, such as a merger, liquidation or sale of assets.

                              PLAN OF DISTRIBUTION

    The Company has been advised that the Selling Stockholder may sell Shares from time to time in transactions on the American Stock Exchange, in privately-negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchases of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

    The Selling Stockholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

    The legality of the securities offered hereby will be passed upon for the Company by Armstrong, Teasdale, Schlafly & Davis (a partnership including professional corporations).

                                    EXPERTS

    The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1995, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 No person has been authorized to give any
 information or to make any representations other
 than those contained in this Prospectus and, if
 given or made, such information or representations                         300,000 SHARES
 must not be relied upon as having been authorized by
 the Company.  This Prospectus does not constitute an
 offer to sell or the solicitation of an offer to buy
 any security other than the Shares of Common Stock
 offered hereby, nor does it constitute an offer to
 sell or a solicitation of any offer to buy Shares of
 Common Stock by anyone in any jurisdiction in which                        LABARGE, INC.
 such offer or solicitation is not authorized, or in
 which the person making such offer or solicitation
 is not qualified to do so, or to any person to whom
 it is unlawful to make such offer or solicitation.                          Common Stock
 Neither the delivery of this Prospectus nor any sale
 made hereunder shall under any circumstances, create
 any implication that information contained herein is                     _________________
 correct as of any time subsequent to the date
 hereof.
                                                                              PROSPECTUS

                _______________________                                   _________________


                   TABLE OF CONTENTS
                                                  Page
                                                  ----

 Available Information . . . . . . . . . . . . .    2
 Incorporation of Certain Information
   by Reference  . . . . . . . . . . . . . . . .    2
 The Company . . . . . . . . . . . . . . . . . .    3                     ____________, 1996
 Investment Considerations . . . . . . . . . .      3
 Recent Developments . . . . . . . . . . . . . .    3
 Selling Security Holder . . . . . . . . . . . .    4
 Description of Securities . . . . . . . . . . .    4
 Plan of Distribution  . . . . . . . . . . . . .    5
 Legal Matters . . . . . . . . . . . . . . . . .    6
 Experts . . . . . . . . . . . . . . . . . . . .    6


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

    The table below sets forth the expenses expected to be incurred and borne solely by the Company in connection with the registration of the Shares of Common Stock offered hereby.

SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $     685.35
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $   5,000.00
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $  15,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $     314.65

Total                                                                                                     $  21,000.00
- -----------------------------

*  Except for the SEC Registration Fee, all expenses are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Each of Article Twelfth of the Amended and Restated Certificate of Incorporation and Section 12 of the By-Laws of the Company provides for the indemnification of its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware ("Delaware Code"). Pursuant to Section 145 of the Delaware Code, a Delaware corporation generally has the power to indemnify its present and former directors and officers against expenses incurred by them in connection with any suit to which such directors and officers are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation for which they served in such positions, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such directors or officers acted in good faith and in a manner such directors or officers reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such directors' or officers' conduct was unlawful. Indemnification is not available if such person is adjudged to be liable to the corporation for which he or she served in such positions, unless and only to the extent the court in which such action is brought determines that, despite the adjudication of liability, and in view of all the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The Company has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.

    The Company has in effect insurance policies in the amount of $10,000,000 covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

    The above discussion of the Amended and Restated Certificate of Incorporation and By-Laws of the Company and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation and By-Laws and the Delaware Code.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under this Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits

    Reference is made to the Exhibit Index, which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

        (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (2)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 23rd day of July, 1996.


                       LaBARGE, INC.


                       By: /s/   Craig E. LaBarge
                          ------------------------------------------------
                                 Craig E. LaBarge
                                 President and Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig E. LaBarge and William J. Maender and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


               Signature                                 Title                                   Date
               ---------                                 -----                                   ----


 /s/ Pierre L. LaBarge, Jr.              Chairman Emeritus and Director                            7/16/96
 -------------------------------------                                           -------------------------------------
 Pierre L. LaBarge, Jr.

 /s/ Craig E. LaBarge                    President (Chief Executive Officer)                       7/16/96
 -------------------------------------   and Director                            -------------------------------------
 Craig E. LaBarge


 /s/ J. C. Kuhn, Jr.                     Executive Vice President (Chief                           7/16/96
 -------------------------------------   Operating Officer) and Director         -------------------------------------
 J. C. Kuhn, Jr.


 /s/ William J. Maender                  Vice President Finance (Chief                             7/16/96
 -------------------------------------   Financial and Accounting Officer)       -------------------------------------
 William J. Maender                      and Secretary


 /s/ Gus G. Casten                       Director                                                  7/16/96
 -------------------------------------                                           -------------------------------------
 Gus G. Casten


 /s/ Richard P. Conerly                  Director                                                  7/16/96
 -------------------------------------                                           -------------------------------------
 Richard P. Conerly

 /s/ R. Hal Dean                         Director                                                  7/16/96
 -------------------------------------                                           -------------------------------------
 R. Hal Dean

 /s/ Edward J. Nestor, Jr.               Director                                                  7/16/96
 -------------------------------------                                           -------------------------------------
 Edward J. Nestor, Jr.

 /s/ James P. Shanahan, Jr.              Director                                                  7/16/96
 -------------------------------------                                           -------------------------------------
 James P. Shanahan, Jr.

                                 EXHIBIT INDEX

 Exhibit
    No.                                      Description                                            Page
 -------                                     -----------                                            ----

 3.1                 Restated Certificate of  Incorporation dated October 26,  1995, previously filed as  Exhibit 3.1(i) to the Company's  Quarterly
                     Report on  Form 10-Q for the Quarter ended October 1, 1995, and incorporated herein by reference.

 3.2                 By-Laws, as amended, previously filed as Exhibit 3.2(a) to  the
                     Company's Quarterly Report on Form  10-Q  for the Quarter ended
                     October 1, 1995 and incorporated herein by reference.


 5.                  Opinion  of  Armstrong,  Teasdale,  Schlafly  &  Davis   as  to
                     legality.


 10.1                First  Amendment  and  Restatement  to  the  LaBarge  Employees
                     Savings  Plan executed  on May 3,  1990 and  First Amendment to the First  Amendment  and  Restatement  of  the  LaBarge,  Inc.
                     Employees Savings  Plan executed  on June  5, 1990,  previously filed as Exhibits (i)  and (ii), respectively, to the  LaBarge,
                     Inc.  Employees Savings Plan's  Annual Report  on Form 11-K for
                     the  year ended December  31, 1990  and incorporated  herein by reference.

 10.1(a)             Second Amendment to the First Amendment and  Restatement of the
                     LaBarge, Inc. Employees  Savings Plan executed on November  30,
                     1993.


 10.1(b)             Third Amendment to  the First Amendment and Restatement  of the
                     LaBarge,  Inc. Employees  Savings  Plan  executed on  March 24,
                     1994.

 10.1(c)             Fourth Amendment to the First Amendment and  Restatement of the
                     LaBarge, Inc.  Employees Savings  Plan executed  on January  3,
                     1995.


 10.1(d)             Fifth Amendment to  the First Amendment and Restatement  of the
                     LaBarge, Inc.  Employees Savings Plan  executed on October  26,
                     1995.


 10.2                LaBarge, Inc. 1987 Incentive Stock Option Plan.

 10.2(a)             First  Amendment to  the  LaBarge,  Inc. 1987  Incentive  Stock
                     Option Plan.


 10.3                LaBarge, Inc. 1993 Incentive Stock Option Plan.


 10.3(a)             First  Amendment to  the  LaBarge,  Inc. 1993  Incentive  Stock
                     Option Plan.


 Exhibit
    No.                                      Description                                            Page
 -------                                     -----------                                            ----

 10.4                Management Retirement Savings Plan of LaBarge, Inc.

 10.5                Asset Purchase Agreement  dated May 15, 1996 among  registrant,
                     Sorep Technology  Corporation and  its shareholders, previously filed as Exhibit 10.i to the  Company's Current Report on  Form
                     8-K filed with the Commission  on May 28, 1996 and incorporated herein by reference.


 10.6                Loan  Agreement  dated  June  25,  1996  among   The  Boatmen's
                     National Bank of St. Louis, registrant, LaBarge  Wireless, Inc.
                     and LaBarge/STC, Inc.


 23(a)               Independent Auditors' Consent.

 23(b)               Counsel's Consent (included in opinion filed as Exhibit 5).

              [ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS LETTERHEAD]


                                July 23, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: LaBarge, Inc. Registration Statement on Form S-3 to register 300,000 share of its common stock for sale by a shareholder holding restricted securities

Ladies and Gentlemen:

     Enclosed herewith for filing is the Registration Statement of LaBarge, Inc. on Form S-3 to register 300,000 shares of its common stock for sale by Sanwa Business Credit Corporation. Sanwa acquired the shares in May, 1996 upon exercise of a Stock Purchase Warrant issued to Sanwa in 1992 in connection with a financing transaction.

     Please contact the undersigned at (314)621-5070 with any questions or comments relating to this Registration Statement or any other matters relating to this filing.

                                            Very truly yours,

                                            John L. Gillis

                                            John L. Gillis, Jr.

JLG/sb
Enclosure